EXHIBIT 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the use in this Registration Statement of Intellisense Solutions, Inc. on Form S-1/A of our report dated May 29, 2013. We also consent to the reference to us under the heading “Experts” in this registration statement.

MaloneBailey, LLP
www.malone-bailey.com
Houston, Texas

July 10, 2013